SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                   FORM 8-K/A


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                January 31, 2003





                               AMEREN CORPORATION
             (Exact name of registrant as specified in its charter)




        Missouri                       1-14756                   43-1723446
(State or other jurisdiction         (Commission              (I.R.S. Employer
     of incorporation)               File Number)            Identification No.)




                 1901 Chouteau Avenue, St. Louis, Missouri 63103
              (Address of principal executive offices and Zip Code)






       Registrant's telephone number, including area code: (314) 621-3222


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS (Amended)

          On January 31, 2003, Ameren Corporation ("Ameren") filed a Form 8-K announcing the closing of the acquisition of all of the issued and outstanding common stock of CILCORP Inc. ("CILCORP"), an Illinois corporation, from The AES Corporation, pursuant to an agreement dated as of April 28, 2002 (the "Stock Purchase Agreement"). On February 4, 2003, Ameren closed its acquisition from The AES Corporation of all of the issued and outstanding membership interests of AES Medina Valley Cogen (No. 4), LLC ("Medina Valley"), pursuant to an agreement dated as of April 28, 2002 (the "Membership Interest Purchase Agreement"). As of such acquisition, Medina Valley became a wholly-owned subsidiary of AmerenEnergy Resources Company, which is a direct subsidiary of Ameren that holds its non rate-regulated operations. Medina Valley has been named AmerenEnergy Medina Valley Cogen (No. 4), LLC.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS (Amended)

(a) Financial statements of businesses acquired. Ameren has completed the calculations that demonstrate that CILCORP and Medina Valley do not constitute a significant business acquisition as defined in applicable SEC rules. Accordingly, Ameren is not required to provide separate financial statements for CILCORP or Medina Valley. Historically, CILCORP filed periodic reports with the SEC under File No. 1-8946. Such reports are available from the public reference room of the SEC, at www.sec.gov and other sources.

(b) Pro forma financial information. Ameren has completed the calculations that demonstrate that CILCORP and Medina Valley do not constitute a significant business acquisition as defined in applicable SEC rules. Accordingly, Ameren is not required to provide pro forma financial information relating to the acquisition of CILCORP or Medina Valley.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  AMEREN CORPORATION
                                                     (Registrant)


                                          By     /s/ Martin J. Lyons
                                            ------------------------------------
                                          Name:      Martin J. Lyons
                                          Title: Vice President and Controller
                                                 (Principal Accounting Officer)


Date:  March 7, 2003




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